Exhibit 99.1

Invesco Mortgage Capital Inc. Announces Redemption of 7.75% Fixed-to-Floating Series B Cumulative Redeemable Preferred Stock

ATLANTA, November 5, 2024 – Invesco Mortgage Capital Inc. (the “Company”) (NYSE: IVR) announced today that it intends to redeem all 4,247,989 of the outstanding shares of the Company’s 7.75% Fixed-to-Floating Series B Cumulative Redeemable Preferred Stock, par value $0.01 per share (“Series B Preferred Stock”) on December 27, 2024 (the “Redemption Date”). Shares of the Series B Preferred Stock are currently listed on the New York Stock Exchange under the symbol “IVR PrB.”

All outstanding shares of Series B Preferred Stock will be redeemed at a cash redemption price of $25.00 per share, plus any accrued and unpaid dividends (whether or not declared) up to, but not including, the Redemption Date (the “Redemption Price”). Upon redemption, the shares of Series B Preferred Stock will no longer be deemed outstanding and all rights with respect to the shares of Series B Preferred Stock shall cease and terminate, except only the right of the holders thereof to receive the Redemption Price, without interest, from the redemption and payment agent.

All issued and outstanding shares of Series B Preferred Stock are held in book-entry form through The Depository Trust Company (“DTC”). The shares of Series B Preferred Stock will be redeemed in accordance with the procedures of DTC. Payment to DTC for the shares of Series B Preferred Stock will be made by Computershare Trust Company N.A., which is serving as redemption and payment agent (the “Redemption Agent”). The Redemption Agent’s address is as follows:

Computershare Trust Company N.A.
150 Royall Street
Canton, MA 02021
Attn: Corporate Actions

This press release does not constitute a notice of redemption under the Company’s Articles Supplementary governing the shares of Series B Preferred Stock.

About Invesco Mortgage Capital Inc.

Invesco Mortgage Capital Inc. is a real estate investment trust that primarily focuses on investing in, financing and managing mortgage-backed securities and other mortgage-related assets. Invesco Mortgage Capital Inc. is externally managed and advised by Invesco Advisers, Inc., a registered investment adviser and an indirect wholly-owned subsidiary of Invesco Ltd., a leading independent global investment management firm.

Cautionary Notice Regarding Forward-Looking Statements

This press release may include statements and information that constitute “forward-looking statements” within the meaning of the U.S. securities laws as defined in the Private Securities Litigation Reform Act of 1995, as amended, and such statements are intended to be covered by the safe harbor provided by the same. Forward-looking statements are subject to substantial risks and uncertainties, many of which are difficult to predict and are generally beyond the Company’s control. These forward-looking statements include information about planned redemption of the Series B Preferred Stock and the Company’s ability to complete such redemption, as well as any other statements other than statements of historical fact. The words “believe,” “expect,” “anticipate,” “estimate,” “plan,” “continue,” “intend,” “should,” “may” or similar expressions and future or conditional verbs such as “will,” “may,” “could,” “should,” and “would,” and any other statement that necessarily depends on future events, are intended to identify forward-looking statements.

The forward-looking statements are based on management’s beliefs, assumptions and expectations of the Company’s future performance, taking into account all information currently available. You should not place undue reliance on these forward-looking statements. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to the Company. For example, the redemption described above is contingent on the Company’s continuing ability to pay the Redemption Price. If the Company is unable to pay the Redemption Price, the redemption may not occur as described above. Some of the other factors are described in the Company’s annual report on Form 10-K and quarterly reports on Form 10-Q, which are available on the Securities and Exchange Commission’s website at www.sec.gov, under the headings “Risk Factors,” “Forward-Looking Statements,” “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

Any forward-looking statement speaks only as of the date on which it is made. New risks and uncertainties arise over time, and it is not possible to predict those events or how they may affect the Company. Except as required by law, the Company is not obligated to, and does not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Invesco Mortgage Capital Inc.
Investor Relations Contact:
Greg Seals, 404-439-3323